UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of earliest event reported):

August 26, 2026

WORLD OMNI AUTO RECEIVABLES TRUST 2026-C

(Issuing Entity with respect to Securities)

(Central Index Key Number: 0002146760)

WORLD OMNI FINANCIAL CORP.

(Sponsor with respect to Securities)

(Central Index Key Number: 0001004150)

WORLD OMNI AUTO RECEIVABLES LLC

(Depositor with respect to Securities)

(Central Index Key Number: 0001083199)

Delaware

(State or other jurisdiction of incorporation or organization)

333-283578-08

(Commission File Number)

52-2184798

(Depositor’s I.R.S. Employer Identification No.)

250 Jim Moran Blvd.

Deerfield Beach, FL 33442

(Address of principal executive offices of depositor, including Zip Code)

Depositor’s telephone number, including area code: (954) 429-2200

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the depositor under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On August 26, 2026 (the “Closing Date”), World Omni Auto Receivables LLC, a Delaware limited liability company (the “Depositor”), entered into an amended and restated Trust Agreement, a copy of which is filed as an exhibit hereto, with Wilmington Trust, National Association, as owner trustee (the “Owner Trustee”), relating to World Omni Auto Receivables Trust 2026-C (the “Issuing Entity”), a Delaware statutory trust created on July 16, 2026. On the Closing Date, World Omni Financial Corp., a Florida corporation (“World Omni”), and the Depositor entered into a Receivables Purchase Agreement, a copy of which is filed as an exhibit hereto, pursuant to which specified motor vehicle retail installment sale contracts and related property were sold by World Omni to the Depositor. On the Closing Date, the Issuing Entity, the Depositor, World Omni, as servicer (the “Servicer”), and U.S. Bank National Association, as account bank (in such capacity, the “Account Bank”), entered into a Sale and Servicing Agreement (the “Sale and Servicing Agreement”), a copy of which is filed as an exhibit hereto, pursuant to which specified motor vehicle retail installment sale contracts and related property were transferred by the Depositor to the Issuing Entity. On the Closing Date, the Issuing Entity issued to the Depositor the Asset-Backed Notes, Series 2026-C, Class A-1, Class A-2a, Class A-2b, Class A-3, Class A-4, Class B and Class C (collectively, the “Notes”), having an aggregate original principal amount of $1,011,080,000, pursuant to an Indenture (the “Indenture”), dated as of the Closing Date, among the Issuing Entity, U.S. Bank Trust Company, National Association, as indenture trustee (in such capacity, the “Indenture Trustee”), and the Account Bank, a copy of which is filed as an exhibit hereto. On the Closing Date, the Issuing Entity, the Depositor, the Indenture Trustee and World Omni, as administrator (the “Administrator”), entered into an Administration Agreement, a copy of which is filed as an exhibit hereto, pursuant to which the Administrator agreed to perform certain duties and obligations of the Issuing Entity and the Owner Trustee under the transaction documents. On the Closing Date, the Issuing Entity, World Omni, as Servicer and Administrator, and Clayton Fixed Income Services LLC, as asset representations reviewer (the “Asset Representations Reviewer”), entered into an Asset Representations Review Agreement, a copy of which is filed as an exhibit hereto, pursuant to which the Asset Representations Reviewer agreed to perform, upon satisfaction of certain trigger events, reviews of certain receivables for compliance with the representations and warranties made by World Omni about such receivables.

Interest on the Class A-1, Class A-2a, Class A-2b, Class A-3, Class A-4, Class B and Class C Notes will be distributed on each Payment Date (as defined in Appendix A to the Sale and Servicing Agreement). Monthly distributions in reduction of the principal amount of the Notes will be allocated to the Notes in accordance with the priorities set forth in the Indenture and the Sale and Servicing Agreement.

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Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 4.1	Sale and Servicing Agreement, dated as of August 26, 2026, by and among World Omni Financial Corp., as servicer, World Omni Auto Receivables LLC, as depositor, World Omni Auto Receivables Trust 2026-C, as issuing entity, and U.S. Bank National Association, as account bank.

Exhibit 4.2	Indenture, dated as of August 26, 2026, by and among World Omni Auto Receivables Trust 2026-C, as issuing entity, U.S. Bank Trust Company, National Association, as indenture trustee, and U.S. Bank National Association, as account bank.

Exhibit 4.3	Trust Agreement, dated as of August 26, 2026, by and between World Omni Auto Receivables LLC, as depositor, and Wilmington Trust, National Association, as owner trustee.

Exhibit 99.1	Receivables Purchase Agreement, dated as of August 26, 2026, by and between World Omni Financial Corp., as seller, and World Omni Auto Receivables LLC, as purchaser.

Exhibit 99.2	Administration Agreement, dated as of August 26, 2026, by and among World Omni Financial Corp., as administrator, World Omni Auto Receivables LLC, as depositor, World Omni Auto Receivables Trust 2026-C, as issuing entity, and U.S. Bank Trust Company, National Association, as indenture trustee.

Exhibit 99.3	Asset Representations Review Agreement, dated as of August 26, 2026, by and among World Omni Auto Receivables Trust 2026-C, as issuing entity, World Omni Financial Corp., as servicer and administrator, and Clayton Fixed Income Services LLC, as asset representations reviewer.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the depositor has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD OMNI AUTO RECEIVABLES LLC
(Depositor)

Dated: August 26, 2026	By:	/s/ Claude S. Simon
	Name:	Claude S. Simon
	Its:	Assistant Treasurer

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